EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128814, 333-132897 and 333-140384 on Forms S-8 of Sun American Bancorp of our report dated March 17, 2008 with respect to the consolidated financial statements of Sun American Bancorp, and the effectiveness of internal control over financial reporting, which report appears in this Annual Report on Form 10-K of Sun American Bancorp for the year ended December 31, 2007.

CROWE CHIZEK AND COMPANY LLC

Fort Lauderdale, Florida

March 17, 2008